UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2008

Lumera Corporation
...........................................................................
(Exact name of registrant as specified in its charter)

Delaware	000-50862	91-2011728
......................	..........................	..........................
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification
Number)

19910 North Creek Parkway, Bothell, Washington 98011
......................................................................................................................................................
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (425) 415-6900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 16, 2008, Lumera Corporation (the "Company") received a Staff Deficiency Letter from The Nasdaq Stock Market which stated that the Company’s stockholders’ equity at March 31, 2008 was less than the $10 million minimum in stockholders’ equity required for continued listing on The Nasdaq Global Market under Marketplace Rule 4450(a)(3). As reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2008, the Company’s stockholders’ equity was $9,001,000.

In its letter, Nasdaq staff requested that the Company provide, on or before May 30, 2008, a plan to achieve and sustain compliance with all of The Nasdaq Global Market listing requirements, including the minimum stockholders’ equity requirement. If Nasdaq staff determines that the Company has not presented an appropriate definitive plan, the staff will provide the Company with a written notification that its securities will be delisted from The Nasdaq Global Market. The Company may then appeal the Nasdaq staff’s delisting determination to a Nasdaq Listing Qualifications Panel.

Should its plan to regain compliance be deemed insufficient by Nasdaq, the Company will pursue a transfer to the Nasdaq Capital Market because it meets the continued listing requirements for that market. The Company does not believe that stockholders’ liquidity will be adversely impacted by a transfer to the Nasdaq Capital Market.

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by the Company on May 22, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMERA CORPORATION

	By:	/s/ Peter J. Biere
	Name:	Peter J. Biere
	Title:	Chief Financial Officer and Treasurer

Date: May 22, 2008

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company on May 22, 2008